OAKWOOD MORTGAGE INVESTORS, INC. 1996-A           REPORT DATE:  AUGUST 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 18
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH: JULY 31, 1997

                     Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------
Beginning                                                                Ending        Scheduled                 Scheduled
Principal        Scheduled     Prepaid       Liquidated   Contracts      Principal     Gross         Servicing   Pass Thru
Balance          Principal     Principal     Principal    Repurchased    Balance       Interest      Fee         Interest
------------------------------------------------------------------------------------------------------------------------------
142,664,296.71  (368,968.38)  (772,758.24)   (594,928.18)  0.00       140,927,641.91 1,312,549.54  118,886.91  1,193,662.63
==============================================================================================================================

                           Amount
 Liquidation   Reserve     Available for
 Proceeds      Fund Draw   Distribution
-----------------------------------------
  465,340.75     0.00       2,919,616.91
=========================================


                         Reserve Fund as of Cutoff Date
---------------------------------------------------------------------
Beginning                          Investment      Balance Before      Reserve    Reserve        Balance After
 Balance      Deposits  Distrib.     Interest    Current Distribution  Fund Draw  Fund Deposit   Current Distribution    Excess
------------------------------------------------------------------------------------------------------------------------------------
326,296.72      0.00   -1,296.72     1,327.93         326,327.93         0.00        0.00           326,327.93           1,327.93
====================================================================================================================================


Reserve Fund Required Balance
---------------------------------
Before Current    After Current
Distribution      Distribution
---------------------------------

 325,000.00          325,000.00
=================================

                                         Certificate Account
-----------------------------------------------------------------------------------
Beginning              Deposits                             Investment   Ending
 Balance      Principal       Interest     Distributions     Interest    Balance
-----------------------------------------------------------------------------------
426,243.81   1,733,210.53   1,334,445.92   (2,760,645.17)    1,781.28   735,036.37
===================================================================================

                  P&I Advances at Distribution Date
-------------------------------------------------------------------------------
Beginning              Recovered             Current             Ending
 Balance                Advances            Advances             Balance
-------------------------------------------------------------------------------
1,699,177.61         1,541,135.20        1,560,828.14        1,718,870.55
===============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A             REPORT DATE:  AUGUST 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT # 18
REMITTANCE REPORT
REPORTING MONTH: JULY 31, 1997                      Page 2 of 6

Class B Crossover Test                                                                  Test Met?
-----------------------------------------------------------------                    ---------------
(a) Remittance date on or after August 2000                                                N


(b) Average 60 day Delinquency rate (<=)                           5%                      Y

(c) Average 30 day Delinquency rate (<=)                           7%                      Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates


                   Aug 2000- Feb 2002                              7%                      N
                   Feb 2002- Aug 2003                              8%                      N
                   Aug 2003-                                       9%                      N




(e) Current realized loss ratio (<=)                            2.75%                      Y


(f) Are class B principal balances (>=)                       21.001%

of stated scheduled pool  balance

                Beginning B-1 balance                                     13,069,000.00
                Beginning B-2 balance                                      6,536,459.00


                                                                   --------------------
                                                                          19,605,459.00
                Divided by beginning pool
                balance                                                  142,664,296.71
                                                                   --------------------
                                                                                 13.742%  N
                                                                   ====================


      Average 60 day delinquency ratio:


                                    Over 60s       Pool Balance     %
                          -------------------------------------------------

   Current Mo                     7,153,952.71     140,927,641.91  5.08%
   1st Preceding Mo               6,977,753.99     142,664,296.71  4.89%
   2nd Preceding Mo               6,793,839.94     144,097,416.56  4.71%
                                                    Divided by       3
                                                              -------------
                                                                   4.89%
                                                              =============


 Average 30 day delinquency ratio:


                                    Over 30s       Pool Balance     %
                         --------------------------------------------------

   Current Mo                     9,344,942.99     140,927,641.91  6.63%
   1st Preceding Mo               9,614,440.69     142,664,296.71  6.74%
   2nd Preceding Mo               8,869,136.00     144,097,416.56  6.15%
                                                    Divided by       3
                                                              -------------
                                                                   6.51%
                                                              =============

   Cumulative loss ratio:

                          Cumulative losses           1,710,422.90
                                            ------------------------
   Divided by Initial Certificate Principal         163,369,459.00     1.047%
                                                                     ===========

  Current realized loss ratio:

                            Liquidation             Pool
                               Losses              Balance
                           -------------------------------------

   Current Mo                129,587.43          142,664,296.71
   1st Preceding Mo          111,010.88          144,097,416.56



   2nd Preceding Mo          140,436.41          145,379,218.81
                                                                       1.062%
                                                                   =============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  AUGUST 7, 1997
REMITTANCE REPORT                                   POOL REPORT # 18
REPORTING MONTH: JULY 31, 1997                      Page 3 of 6

                                                      Delinquency Analysis

                                          31 to 59 days       60 to 89 days      90 days and Over     Total Delinq.
                No. of    Principal            Principal            Principal           Principal          Principal
                Loans     Balance         #    Balance        #     Balance      #      Balance       #    Balance
                -------------------------------------------------------------------------------------------------------
Excluding Repos   4,734  136,569,051.80  77   1,954,710.55   37   1,032,504.96   63   2,042,291.56  177   5,029,507.07

        Repos       130    4,358,590.11   9     236,279.73   10     294,872.37  109   3,784,283.82  128   4,315,435.92
              ---------------------------------------------------------------------------------------------------------

        Total     4,864  140,927,641.91  86   2,190,990.28   47   1,327,377.33  172   5,826,575.38  305   9,344,942.99
              =========================================================================================================
                                                                                                    6.3%         6.63%
                                                                                                  =====================
                                 Repossession Analysis
   Active Repos                Reversal      Current Month
   Outstanding               (Redemption)     Repos         Cumulative Repos
         Principal            Principal        Principal          Principal
  #      Balance         #     Balance     #   Balance      #     Balance
--------------------------------------------------------------------------------
  130    4,358,590.11   -1   (29,596.38)   31  894,909.26   389   10,731,797.68

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  AUGUST 7, 1997
REMITTANCE REPORT                                               POOL REPORT # 18
REPORTING MONTH: JULY 31, 1997
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                       Liquidated                                                        Net                   FHA          Net
Account   Customer     Principal      Sales       Insur.     Total     Repossession  Liquidation  Unrecov.  Insurance    Pass Thru
Number      Name        Balance     Proceeds      Refunds   Proceeds     Expenses     Proceeds    Advances   Coverage    Proceeds
------------------------------------------------------------------------------------------------------------------------------------
076664-2   WILLEN       15,546.38    15,000.00     456.20   15,456.20       450.00    15,006.20    1,619.73      0.00    13,386.47
083496-0   CATES        23,773.40    22,300.00   1,296.06   23,596.06     1,784.70    21,811.36    1,296.80      0.00    20,514.56
078525-3   J. STEVENS   23,819.40    22,900.00   1,042.20   23,942.20     4,070.48    19,871.72    2,969.00      0.00    16,902.72
078792-9   B. STEVENS   26,677.76    23,000.00     924.43   23,924.43     1,569.90    22,354.53    2,329.11      0.00    20,025.42
081198-4   RAMER        23,299.21    17,500.00     908.95   18,408.95     1,819.28    16,589.67    2,600.10      0.00    13,989.57
078923-0   WILSON       64,612.76    65,700.00     401.94   66,101.94     2,412.50    63,689.44    7,343.31      0.00    56,346.13
081188-5   RIGGS        38,220.47    35,250.00     755.37   36,005.37     3,182.50    32,822.87    2,614.57      0.00    30,208.30
081161-2   BARBER       46,832.41    45,650.00     447.05   46,097.05     4,217.21    41,879.84    5,952.24  9,814.33    45,741.93
076852-3   LUPER        37,213.64    37,400.00     388.80   37,788.80     2,111.00    35,677.80    3,255.77      0.00    32,422.03
077479-4   RHEM         47,585.16    44,900.00     147.55   45,047.55     6,397.00    38,650.55    5,574.80 13,058.47    46,134.22
079838-9   STRACKBEIN    5,152.70       500.00     201.06      701.06         0.00       701.06    1,139.46      0.00      (438.40)
081567-0   REAVIS       23,152.92    19,950.00     688.49   20,638.49     6,320.00    14,318.49    3,034.80      0.00    11,283.69
079943-7   MORGAN       37,005.13    37,500.00       0.00   37,500.00     3,750.00    33,750.00    2,286.00      0.00    31,464.00
082659-4   RABANALES    22,627.67    21,900.00     818.07   22,718.07     2,875.06    19,843.01    2,901.33      0.00    16,941.68
081570-4   FAULKNER     27,241.97    25,100.00   1,388.97   26,488.97     3,148.00    23,340.97    1,689.00      0.00    21,651.97
083907-6   BRUMMETT     28,098.94    27,150.00   1,007.34   28,157.34     2,461.05    25,696.29    2,033.10      0.00    23,663.19
079437-0   EDGAR        58,101.40    46,100.00   1,361.71   47,461.71    10,536.96    36,924.75    9,247.20      0.00    27,677.55
081055-6   CHAVEZ       24,312.34    21,900.00   1,041.71   22,941.71     1,191.88    21,749.83    2,696.70      0.00    19,053.13
079896-7   SHEERIN      45,966.86    43,650.00   2,732.24   46,382.24     2,239.04    44,143.20    6,717.48      0.00    37,425.72
* 0810556  CHAVEZ      (24,312.34)  (21,900.00) (1,041.71) (22,941.71)   (1,191.88)  (21,749.83)  (2,696.70)     0.00   (19,053.13)
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                                                                 0.00                      0.00                  0.00         0.00
                      ==============================================================================================================
                       594,928.18   551,450.00  14,966.43  566,416.43    59,344.68   507,071.75   64,603.80 22,872.80   465,340.75
                      ==============================================================================================================

    Current
   Period Net  Cumulative
  Gain/(Loss)  Gain/(Loss)
----------------------------
  (2,159.91)
  (3,258.84)
  (6,916.68)
  (6,652.34)
  (9,309.64)
  (8,266.63)
  (8,012.17)
  (1,090.48)
  (4,791.61)
  (1,450.94)
  (5,591.10)
 (11,869.23)
  (5,541.13)
  (5,685.99)
  (5,590.00)
  (4,435.75)
 (30,423.85)
  (5,259.21)
  (8,541.14)
   5,259.21
       0.00
       0.00
       0.00
       0.00
       0.00
       0.00
       0.00
       0.00
============================
(129,587.43)  (1,710,422.90)
============================
               -0.01
============================

*     loan deal backed out

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  AUGUST 7, 1997
REMITTANCE REPORT                                   POOL REPORT # 18
REPORTING MONTH: JULY 31, 1997
                                                    Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                             Original         Beginning       Current       Accelerated                    Ending
        Cert.               Certificate      Certificate     Principal       Principal     Writedown     Certificate
        Class                Balances         Balances        Payable       Distribution    Amounts        Balances
-------------------------------------------------------------------------------------------------------------------------
A-1                         46,000,000.00    25,294,837.71  (1,736,654.80)      0.00          0.00       23,558,182.91
A-1 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                0.00

A-2                         52,000,000.00    52,000,000.00           0.00       0.00          0.00       52,000,000.00
A-2 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                0.00

A-3                         31,061,000.00    31,061,000.00           0.00       0.00          0.00       31,061,000.00
A-3 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                0.00

A-4                         14,703,000.00    14,703,000.00           0.00       0.00          0.00       14,703,000.00
A-4 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                0.00

B-1                         13,069,000.00    13,069,000.00           0.00       0.00          0.00       13,069,000.00
B-1 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                0.00

B-2                          6,536,459.00     6,536,459.00           0.00       0.00          0.00        6,536,459.00
B-2 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                0.00


                           -------------------------------------------------------------------------------------------

                           163,369,459.00   142,664,296.71  (1,736,654.80)      0.00          0.00      140,927,641.91
                           ===========================================================================================
                 Principal Paid
    Pool           Per $1,000
   Factor         Denomination
----------------------------------------
    51.21344%        37.75
     0.00             0.00

   100.00000%         0.00
     0.00             0.00

   100.00000%         0.00
     0.00             0.00

   100.00000%         0.00
     0.00             0.00

   100.00000%         0.00
     0.00             0.00

   100.00000%         0.00
     0.00             0.00

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  AUGUST 7, 1997
REMITTANCE REPORT                                   POOL REPORT # 18
REPORTING MONTH: JULY 31, 1997
                                                    Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                                                               Interest Paid
     Certificate          Remittance    Beginning       Current         Total         Interest     Ending        Per $1,000   Cert.
        Class                Rate        Balance        Accrual          Paid        Shortfall     Balance      Denomination  Class
                          ----------------------------------------------------------------------------------------------------------
A-1                           5.40%          0.00      113,826.77      113,826.77        0.00            0.00         4.50      A-1
A-1  Carryover Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00
A-1  Writedown Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00

A-2                           5.80%          0.00      251,333.33      251,333.33        0.00            0.00         4.83      A-2
A-2  Carryover Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00
A-2  Writedown Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00

A-3                           6.60%          0.00      170,835.50      170,835.50        0.00            0.00         5.50      A-3
A-3  Carryover Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00
A-3  Writedown Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00

A-4                           7.20%          0.00       88,218.00       88,218.00        0.00            0.00         6.00      A-4
A-4  Carryover Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00
A-4  Writedown Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00

B-1                           7.30%          0.00       79,503.08       79,503.08        0.00            0.00         6.08      B-1
B-1  Carryover Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00
B-1  Writedown Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00

B-2                           8.45%          0.00       46,027.57       46,027.57        0.00            0.00         7.04      B-2
B-2  Carryover Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00
B-2  Writedown Interest       0.00           0.00            0.00            0.00        0.00            0.00         0.00

X                                    1,580,835.32      443,918.37      314,330.94  129,587.43    1,710,422.75




R                                            0.00            0.00            0.00        0.00            0.00                    R

Service Fee                                  0.00      118,886.91      118,886.91        0.00            0.00
                                     1,580,835.32    1,312,549.54    1,182,962.11  129,587.43    1,710,422.75

Less Reserve Fund Deposit                                                    0.00
                                                                    -------------
                                                                     1,182,962.11
                                                                    =============

       TOTAL
   DISTRIBUTION
----------------
    1,850,481.57



      251,333.33



      170,835.50



       88,218.00



       79,503.08



       46,027.57



      314,330.94






      118,886.91
  --------------
    2,919,616.91
            0.00
  --------------
    2,919,616.91
  ==============